UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2020
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan

At the 2020 annual meeting of stockholders (the “Meeting”) of Thermon Group Holdings, Inc. (the “Company”) held on July 22, 2020, the Company’s stockholders approved the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”), which had been previously approved by the Company’s Board of Directors, subject to stockholder approval. The following paragraphs provide a summary of certain terms of the 2020 Plan. The summary description of the 2020 Plan below is qualified in its entirety by reference to the actual terms of the 2020 Plan attached as Appendix A to Company's Definitive Proxy Statement on Schedule 14A for the Meeting, which was filed with the U.S. Securities and Exchange Commission on June 12, 2020.

The purposes of the 2020 Plan are: (i) to align the interests of the Company’s stockholders and recipients of awards under the 2020 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) to advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, and independent contractors; and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

Under the 2020 Plan, the Company may grant: (i) non-qualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights (“SARs”); (iv) unrestricted stock, restricted stock and restricted stock units (“Stock Awards”); and (v) performance awards.

Subject to the terms and conditions of the 2020 Plan, the number of shares authorized for grants under the 2020 Plan is 1,400,000. The number of available shares will be reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding options, free-standing SARs, Stock Awards or performance awards.

Item 5.07	Submission of Matters to a Vote of Security Holders.

        The final voting results on each of the matters submitted to a vote of shareholders during the Meeting held on July 22, 2020 are shown below. At the close of business on June 1, 2020, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote 33,004,508 shares of common stock of the Company ("Shares"), each Share being entitled to one vote.

        The holders of a total of 31,384,378 Shares, representing 95.09% of the total Shares issued and outstanding and entitled to vote, were present in person or by proxy at the Meeting, constituting a quorum.

Proposal 1a - To re-elect John U. Clarke as director of the Company for a term to expire at the annual meeting of stockholders:

Votes For	Votes Withheld	Broker Non-Votes
28,610,788	1,576,638	1,196,952

Proposal 1b - To re-elect Linda A. Dalgetty as director of the Company for a term to expire at the annual meeting of stockholders:

Votes For	Votes Withheld	Broker Non-Votes
29,314,156	846,270	1,196,952

Proposal 1c - To re-elect Roger L. Fix as director of the Company for a term to expire at the annual meeting of stockholders:

Votes For	Votes Withheld	Broker Non-Votes
29,292,627	894,799	1,196,952

Proposal 1d - To re-elect Marcus J. George as director of the Company for a term to expire at the annual meeting of stockholders:

Votes For	Votes Withheld	Broker Non-Votes
29,954,929	232,497	1,196,952

Proposal 1e - To re-elect Kevin J. McGinty as director of the Company for a term to expire at the annual meeting of stockholders:

Votes For	Votes Withheld	Broker Non-Votes
30,002,082	185,344	1,196,952

Proposal 1f - To re-elect John T. Nesser, III as director of the Company for a term to expire at the annual meeting of stockholders:

Votes For	Votes Withheld	Broker Non-Votes
29,973,325	214,101	1,196,952

Proposal 1g - To re-elect Michael W. Press as director of the Company for a term to expire at the annual meeting of stockholders:

Votes For	Votes Withheld	Broker Non-Votes
29,304,494	882,932	1,196,952

Proposal 1h - To re-elect Bruce A. Thames as director of the Company for a term to expire at the annual meeting of stockholders:

Votes For	Votes Withheld	Broker Non-Votes
29,996,768	190,658	1,196,952

Proposal 2 - To ratify the appointment of KPMG LLP by the audit committee of the board of directors of the Company as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2021:

Votes For	Votes Withheld	Votes Abstaining
31,334,057	50,321	—

Proposal 3 - To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as reported in the Company's proxy statement for the Meeting:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
29,962,172	225,054	200	1,196,952

Proposal 4 - To approve the Company's 2020 Long-Term Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
27,942,320	2,245,024	82	1,196,952

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2020	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Ryan Tarkington
Ryan Tarkington
General Counsel & Corporate Secretary